UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement.

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

Saul Centers, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-6522

(301) 986-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 24, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will be held at 11:00 a.m. local time, on April 24, 2009, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, MD (at the southwest corner of the Wisconsin Avenue and Old Georgetown Road intersection, adjacent to the Bethesda Metro Stop on the Metro Red Line), for the following purposes:

1.	To elect five directors to serve until the annual meeting of stockholders in 2012, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Common stockholders of record at the close of business on March 12, 2009 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.

Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 25, 2009

Bethesda, Maryland

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 24, 2009

The 2009 Proxy Statement and 2008 Annual Report to Stockholders are available at www.saulcenters.com

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-5522

(301) 986-6200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 24, 2009

GENERAL

This Proxy Statement is furnished by the Board of Directors of Saul Centers, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on April 24, 2009, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All common stockholders of record at the close of business on March 12, 2009 will be entitled to vote.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence or absence of a quorum.

For Proposal 1, the five nominees for director who receive the most votes will be elected. If a stockholder indicates “withhold authority to vote” for a particular nominee on the stockholder’s proxy card, the stockholder’s vote will not count either for or against the nominee. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 1. For Proposal 2, the affirmative vote of a majority of the votes cast on the proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. As a result, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 2.

Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to common stockholders on or about March 25, 2009. Proxy materials are also available at www.saulcenters.com.

As of the record date, March 12, 2009, 17,635,780 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), were issued, outstanding and eligible to vote. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 29.2% of the issued and outstanding shares of Common Stock, excluding 8.2% of the outstanding Common Stock held by the B. F. Saul Company Employees’ Profit Sharing Retirement Trust, two of four trustees of which are officers and/or directors of the Company. The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposals set forth in this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

The Company will present the following proposals at the annual meeting. The Company has described in this proxy statement all the proposals that it expects will be made at the annual meeting. If a stockholder or the Company properly presents any other proposal to the meeting after March 12, 2009, the Company will, to the extent permitted by applicable law, use the stockholder’s proxies to vote shares on the proposal in the Company’s best judgment.

1.	Election of Directors

The Articles and the Amended and Restated Bylaws (“Bylaws”) of the Company provide that there shall be no fewer than three, nor more than 15 directors, as determined from time to time by the directors in office. The Board of Directors of the Company currently consists of 13 directors. The Board of Directors is divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in April of each year. The directors elected at the annual meeting of stockholders in 2009 will serve until the annual meeting of stockholders in 2012 or until his replacement is elected and qualifies or until his earlier resignation or removal.

The nominees for election to the Board of Directors are:

Philip D. Caraci

Gilbert M. Grosvenor

Philip C. Jackson, Jr.

David B. Kay

Mark Sullivan III

Each of the nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “The Board of Directors,” which begins on page 5. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may designate a substitute nominee or nominees. If a substitute is nominated, the Company will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the annual meeting may not be voted for more than five nominees.

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR these directors.

2.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2009

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. Services provided to the Company by Ernst & Young LLP in 2008 are described under “2008 and 2007 Independent Registered Public Accounting Firm Fee Summary” on page 18.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009 is not required by the Articles, Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right at its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

THE BOARD OF DIRECTORS

The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee and director, current directorships held and the positions they currently hold with the Company. The information is as of March 12, 2009 unless otherwise indicated.

Name	Age	Principal Occupation and Current Directorships
Class One Directors–Term Ends at 2012 Annual Meeting (if elected)

Philip D. Caraci	70	Vice Chairman since March 2003, Director since June 1993. President from 1993 to March 2003. Senior Vice President and Secretary of the B. F. Saul Real Estate Investment Trust from 1987 to 2003. Executive Vice President of the B. F. Saul Company from 1987 to 2003, with which he had been associated since 1972. President of B. F. Saul Property Company from 1986 to 2003. Trustee of the B. F. Saul Real Estate Investment Trust.

Gilbert M. Grosvenor	77	Director since June 1993. President (1980 through 1996) and Chairman of the Board of Trustees since 1987 of the National Geographic Society, with which he has been associated since 1954. Trustee of the B. F. Saul Real Estate Investment Trust.

Philip C. Jackson, Jr.	80	Director since June 1993. Adjunct Professor Emeritus at Birmingham-Southern College from 1989 to 1999. Member of the Thrift Depositors’ Protection Oversight Board from 1990 until 1993. Vice Chairman and a Director of Central Bancshares of the South (Compass Bancshares, Inc.) from 1980 to 1989. Member of the Board of Governors of the Federal Reserve System from 1975 to 1978.

David B. Kay	52	Director since October 2002. Chief Financial Officer for Municipal Mortgage & Equity, LLC, (MMA) a publicly traded real estate investment company specializing in arranging debt and equity financing for real estate and clean energy projects. Managing Director of Navigant Consulting, Inc. from September 2005 to November 2007. Chief Financial Officer of J.E. Robert Companies from 2002 to 2005. Partner with Arthur Andersen LLP from 1990 to 2002. Director of Union Street Acquisition Corporation.*

Mark Sullivan III	67	Director since April 2008, previously served as Director from 1997 through 2002. U.S. Executive Director of the European Bank for Reconstruction and Development from 2002 to April 2008. Attorney representing financial service providers from 2000 to 2002. President of the Small Business Funding Corporation, a company providing a secondary market facility for the purchase and securitization of small business loans from 1996 to 1999. Practiced law in Washington, DC, advising senior management of financial institutions on legal and policy matters from 1989 to 1996.

Class Two Directors–Term Ends at 2010 Annual Meeting

General Paul X. Kelley	80	Director since June 1993. Partner, J. F. Lehman & Company since 1998. Chairman of American Battle Monuments Commission from 2001 to 2005. Commandant of the Marine Corps and member of the Joint Chiefs of Staff from 1983 to 1987. Director of OAO Technology Solutions, Inc. and London Life Reinsurance Company.

Charles R. Longsworth	79	Director since June 1993. Chairman Emeritus of Colonial Williamsburg Foundation. President and Trustee of Colonial Williamsburg Foundation from 1977 through 1994. President Emeritus, Hampshire College. Chairman Emeritus, Trustees of Amherst College.

Patrick F. Noonan	66	Director since June 1993. Chairman Emeritus of The Conservation Fund. Chairman of The Conservation Fund from 1985 through 2003. Trustee of the National Geographic Society and Vice-Chairman of the National Geographic Education Foundation. Member of the Board of Advisors of Duke University School of the Environment.

B. Francis Saul III	47	President and Director since June 1997. Vice Chairman of the Company from 1997 to 2003. President of the B. F. Saul Company. President of the B. F. Saul Property Company. Senior Vice President and a Trustee of the B. F. Saul Real Estate Investment Trust. Vice Chairman of Chevy Chase Bank, F.S.B.* from 2002 to 2009, Emeritus Chairman of the Boys & Girls Clubs of Greater Washington. Director of The Conservation Fund and the Economic Club of Washington, DC.

Class Three Directors–Term Ends at 2011 Annual Meeting

B. Francis Saul II	76	Chairman, Chief Executive Officer and Director since June 1993. Chairman of the Board of Directors of the B. F. Saul Company since 1969. Chairman of the Board of Trustees of the B. F. Saul Real Estate Investment Trust since 1969 and a Trustee since 1964. Chairman of the Board and Chief Executive Officer of Chevy Chase Bank, F.S.B.* from 1969 to 2009. Member of National Gallery of Art Trustees Council. Trustee of the National Geographic Society, Trustee of the Johns Hopkins Medicine Board and an Honorary Trustee of the Brookings Institution.

John E. Chapoton	72	Director since October 2002. Partner, Brown Investment Advisory since 2001. Partner in the law firm of Vinson & Elkins LLP from 1984 to 2000. Assistant Secretary of Treasury for Tax Policy 1981 to 1984. Director of Stancorp Financial Group*.

James W. Symington	81	Director since June 1993. Of Counsel in the law firm of Nossaman, O’Connor & Hannan LLP since 1986. Member of Congress from 1969 to 1977. U.S. Chief of Protocol from 1966 to 1968. Chairman Emeritus of National Rehabilitation Hospital.

John R. Whitmore	75	Director since June 1993. Financial Consultant. Senior Advisor to the Bessemer Group, Inc. from 1999 to 2002. Formerly President and Chief Executive Officer of the Bessemer Group and its Bessemer Trust Company subsidiaries (a financial management and banking group) and director of Bessemer Securities Corporation from 1975 to 1998. Director of Old Westbury Funds, Inc.*, the B. F. Saul Company, and Chevy Chase Property Company. Trustee of the B. F. Saul Real Estate Investment Trust.

*	Directorship in a publicly held company (i.e., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act) or a company registered as an investment company under the Investment Company Act of 1940.

CORPORATE GOVERNANCE

Board of Directors

General. The Company is currently managed by a 13-member Board of Directors. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. The corporate governance guidelines are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.

Independence and Composition. The Articles and the New York Stock Exchange (“NYSE”) listing standards each require that a majority of the Board of Directors be “independent directors,” as defined in the Articles and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Chapoton, Grosvenor, Jackson, Kay, Kelley, Longsworth, Noonan, Sullivan III and Symington, representing a majority of the Board of Directors, are “independent directors” as defined in the NYSE listing standards and the Articles. The Board made its determination based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Meetings and Attendance. The Board of Directors met five times in the year ended December 31, 2008. All of the directors currently serving on the Board of Directors, including the nominees, attended at least 91% of the aggregate total number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. The corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All twelve of the directors at such time were in attendance for the 2008 annual meeting of stockholders.

In addition, non-management members of the Board of Directors met in executive session twice in the year ended December 31, 2008. Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an officer of the Company, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s chief executive officer, which are chaired by the chairman of the Compensation Committee. If the Chairman is an officer of the Company, all executive sessions of the Board should be chaired by the chairman of the Nominating and Corporate Governance Committee. In 2008, Mr. Grosvenor, as Chairman of the Nominating and Corporate Governance Committee, presided over both executive sessions.

Interested Party Communications. The Board of Directors has adopted a process whereby interested parties can send communications directly to the directors. Any interested party wishing to communicate directly with the presiding director or with the non-management directors as a group, or with one or more directors may do so in writing, by addressing their communication to the director or directors, c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522. All correspondence will be reviewed by the Company and forwarded to the director or directors.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement,

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal control over financial reporting, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which is referred to as the Exchange Act, and the NYSE listing standards. In 2008, Messrs. Kelley, Kay, Longsworth, Noonan and Symington, were, and they currently are, the members of the Audit Committee, with General Kelley serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Mr. Kay is an “audit committee financial expert” as that term is defined in the Exchange Act.

Meetings. The Audit Committee met ten times in the year ended December 31, 2008.

Nominating and Corporate Governance Committee

General. The Board of Directors has established a Nominating and Corporate Governance Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. As provided in the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee:

•

identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at the annual meeting of stockholders and to fill vacancies that may arise from time to time,

•

develops and makes recommendations to the Board for the creation and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company and any policies governing ethical business conduct of the Company’s employees or directors, and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

Selection of Director Nominees. The corporate governance guidelines provide that the Nominating and Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. The Nominating and Corporate Governance Committee’s assessment of the composition of the Board includes: (a) skills – knowledge of corporate governance, business and management experience and background, real estate experience and background, accounting experience and background, finance experience and background, and an understanding of regulation and public policy matters, (b) characteristics – ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition – diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders.

The Nominating and Corporate Governance Committee also considers director nominees recommended by stockholders. In accordance with the Company’s Bylaws, and the Exchange Act, any proposal from stockholders regarding possible director candidates to be elected at a future annual meeting or proposals for any other matters must be received by the Company at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, Attn: Secretary not less than 60 nor more than 90 calendar days before the first anniversary of the Company’s previous year’s annual meeting, provided, that in the event that the date of the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, to be timely delivered, the proposal must be received not earlier than the 90th day prior to the upcoming annual meeting and not later than the close of business on the later of the 60th day prior to the upcoming annual meeting or the 10th day following the day on which public announcement of the date of the upcoming annual meeting is first made. The deadline for submissions of proposals for the 2010 annual meeting can be found under the section captioned “Proposals for Next Annual Meeting.”

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act. In addition, any proposals must include the following:

•	the name and address of the stockholder submitting the proposal, as it appears on the Company’s stock transfer records, and of the beneficial owner thereof,

•	the number of each class of the Company’s stock which is owned beneficially and of record by the stockholder and the beneficial owner,

•	the date or dates upon which the stockholder acquired the stock,

•	the reasons for submitting the proposal and a description of any material interest the stockholder or beneficial owner has in submitting the proposal, and

•

all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected).

The Chairman of the Annual Meeting shall have the power to declare that any proposal not meeting these requirements is defective and shall be discarded.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner that it evaluates director candidates recommended by the directors or management.

Independence and Composition. The NYSE listing standards require that the Nominating and Corporate Governance Committee consist solely of independent directors. In 2008, Messrs. Grosvenor and Jackson were, and they currently are, the members of the Nominating and Corporate Governance Committee with Mr. Grosvenor serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent directors,” as defined in the NYSE listing standards.

Meetings. The Nominating and Corporate Governance Committee met twice in the year ended December 31, 2008.

Compensation Committee

General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.

Processes and Procedures for Executive and Director Compensation Determinations.

•	Role of Compensation Committee. The Compensation Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for the Company’s officers,

•	making recommendations to the Board with respect to the compensation of directors, and

•	approving all awards to any officer under the Company’s stock option and equity incentive plans.

The Compensation Committee also serves as the administrator of the Company’s 2004 Stock Plan.

•

Role of Others in Compensation Determinations. The Compensation Committee considers the recommendations of the Chairman and Chief Executive Officer when determining the compensation of the directors and executive officers other than the Chairman and Chief Executive Officer. Neither the Compensation Committee nor the Company retains compensation consultants.

•

Delegation of Authority by the Committee. Although the Chairman and Chief Executive Officer may recommend to the Compensation Committee equity compensation awards for the executive officers other than the Chairman and Chief Executive Officer, the Compensation Committee approves the grant of all such awards to executive officers under the Company’s 2004 Stock Plan.

The Company’s executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”

Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. In 2008, Messrs. Grosvenor and Jackson were, and they currently are, the members of the Compensation Committee with Mr. Grosvenor serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent directors,” as defined in the NYSE listing standards.

Meetings. The Compensation Committee met three times in the year ended December 31, 2008.

Executive Committee

General. The Board of Directors has established an Executive Committee. The Executive Committee, which is not governed by a written charter, has such authority as it is delegated by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs.

Independence and Composition. The Exchange Act and the NYSE listing standards do not require that the Executive Committee consist of any independent directors. In year 2008, Messrs. Caraci, Jackson, Saul II and Saul III, were, and they currently are, the members of the Executive Committee, with Mr. Saul II serving as chairman.

Meetings. The Executive Committee met once during the year ended December 31, 2008.

Ethical Conduct Policy and Senior Financial Officer Code of Ethics

The directors, officers and employees of the Company are governed by the Company’s Ethical Conduct Policy. The Company’s Chairman and Chief Executive Officer, Senior Vice President–Chief Financial Officer, Treasurer and Secretary, Vice President-Chief Accounting Officer, and Vice President-Controller are also governed by the Code of Ethics for senior financial officers. The Ethical Conduct Policy and the Code of Ethics are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Amendments to, or waivers from, a provision of the Ethical Conduct Policy or the Code of Ethics will be posted to the Company’s website within five business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

Mr. Saul II, the Company’s Chairman and Chief Executive Officer, served on the Board of Trustees and the Compensation Committee of the National Geographic Society during 2008. Mr. Grosvenor, a director of the Company and a member of the Company’s Compensation Committee during 2008, serves as Chairman of the Board of Trustees of the National Geographic Society.

Compensation of Directors

Directors of the Company are currently paid an annual retainer of $20,000 and a fee of $1,200 for each Board or Committee meeting attended, and are annually awarded 200 shares of the Company’s Common Stock. The shares are issued on the date of each annual meeting of stockholders to each director serving on the Board of Directors as of the record date of such meeting. In 2004, the Compensation Committee approved the automatic grant of options to purchase 2,500 shares of Common Stock to each of the directors of the Company, as of the date of each annual meeting of the Company’s stockholders beginning with the 2004 annual meeting. The options are immediately exercisable with an exercise price determined using the closing market price of the Company’s Common Stock on the date of award. For 2008 the directors were awarded options to purchase 2,500 shares of Common Stock at an exercise price of $50.15 per share, representing the fair market value of the Company’s Common Stock on April 25, 2008. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings.

In addition, directors may elect to participate in the Deferred Compensation and Stock Plan discussed below. For the period March 8, 2008 through March 12, 2009 (the “2008 Period”), 16,836 shares were credited to the directors’ deferred fee accounts.

Director Compensation Table for 2008

The following table sets forth the compensation received by non-officer directors for 2008.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
	(1)	(2)	(3)

Philip D. Caraci	$27,200	$10,030	$21,225	$—	$—	$100,000	(4)	$158,455

John E. Chapoton	26,000	10,030	21,225	—	—	—		57,255

Gilbert M. Grosvenor	32,000	10,030	21,225	—	—	—		63,255

Philip C. Jackson, Jr.	32,000	10,030	21,225	—	—	—		63,255

David B. Kay	39,300	10,030	21,225	—	—	—		70,555

General Paul X. Kelley	43,000	10,030	21,225	—	—	—		74,255

Charles R. Longsworth	40,500	10,030	21,225	—	—	—		71,755

Patrick F. Noonan	39,300	10,030	21,225	—	—	—		70,555

Mark Sullivan III (5)	16,933	—	—	—	—	—		16,933

James W. Symington	40,500	10,030	21,225	—	—	—		71,755

John R. Whitmore	26,000	10,030	21,225	—	—	—		57,255

(1) - With the exception of fees paid in cash of $101,333 to four Directors in 2008, all fees were deferred into shares of Common Stock pursuant to the Directors Plan described below.

(2) - 200 shares common stock awarded annually, without restriction, April 25, 2008 at a value of $50.15 per share.

(3) - The amounts in this column represent the aggregate amount recognized for financial reporting purposes in accordance with FAS 123(R) for stock options that immediately vested upon grant during 2008. 2,500 non-qualified stock options awarded April 25, 2008 at $8.49 per option. See note 10 to the consolidated financial statements in the Company’s 2008 annual report to shareholders for the assumptions used to value these awards.

(4) - Upon his resignation as President in March 2003, Mr. Caraci entered into a consulting arrangement with the Company. The arrangement, which is terminable by either party at any time, provides that Mr. Caraci shall receive $100,000 per annum for consulting services provided to the Company.

(5) - Mr. Sullivan joined the Board of Directors effective April 26, 2008, therefore he received no stock nor option awards.

Deferred Compensation Plan

A Deferred Compensation and Stock Plan for Directors, which we refer to as the Directors Plan, was established by the Company, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director’s fees to be earned in that year and the following years. At the option of the director, the fees will be deferred into a cash account, a share account or both. If the director elects to defer fees into the share account, fees earned during a calendar quarter are aggregated and divided by the Common Stock’s closing market price on the first trading day of the following quarter to determine the number of shares to be allocated to the director. When the director is eligible to receive payments from the deferred fee accounts, amounts credited to the cash account shall be paid in cash and amounts credited to the share account shall be paid by the delivery by the Company of certificates representing a like number of shares of Common Stock. For financial reporting purposes, the deferred fee shares are included in the calculation of outstanding common stock, however Directors are not eligible to vote the shares until they are issued. Through March 12 2009, 236,581 of the 370,000 shares the Company has authorized and reserved for issuance have been credited to the directors’ deferred fee accounts.

The following table sets forth fees deferred into shares of Common Stock by directors under the Directors Plan.

	Number of Shares Credited to Stock Deferred Fee Account
Name	2008 Period	Total

Philip D. Caraci	1,225	17,663

John E. Chapoton	777	5,173

Gilbert M. Grosvenor	2,145	33,175

Philip C. Jackson, Jr.	852	19,288

David B. Kay	1,125	6,773

General Paul X. Kelley	1,420	11,701

Charles R. Longsworth	1,999	35,566

Patrick F. Noonan	2,036	27,417

B. Francis Saul II	1,330	17,219

B. Francis Saul III	1,320	16,985

Mark Sullivan III	—	—

James W. Symington	771	13,606

John R. Whitmore	1,836	32,015

Total	16,836	236,581

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past 10 years of each executive officer who is not a director of the Company. With the exception of Kenneth D. Shoop and Thomas H. McCormick, who joined the Company in 2003 and 2005, respectively, each listed individual has held an office with the Company since its inception in June 1993.

Name	Age	Position and Background
Christopher H. Netter	54	Senior Vice President – Leasing since 1998. Vice President – Leasing of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1987 to 1993.

Scott V. Schneider	51	Senior Vice President – Chief Financial Officer, Treasurer and Secretary since 1998. Vice President – Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1985 to 1993.

Charles W. Sherren, Jr.	55	Senior Vice President – Management since 2000. Vice President – Management of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1981 to 1993.

John F. Collich	49	Senior Vice President – Retail Development since 2000. Vice President – Retail Development of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company in 1993.

Kenneth D. Shoop	49	Vice President – Chief Accounting Officer since December 2003. Vice President, Treasurer and Chief Accounting Officer of the B. F. Saul Real Estate Investment Trust since January 2004. Vice President of the B. F. Saul Company and B. F. Saul Property Company since September 2003. Vice President and Controller of Federal Realty Investment Trust from 2000 to September 2003. Assistant Controller of Federal Realty Investment Trust from 1992 to 2000.

Thomas H. McCormick	58	Senior Vice President – General Counsel since February 2005. Executive Vice President of Chevy Chase Bank, F.S.B. Senior Vice President and General Counsel of the B. F. Saul Company. Vice President and General Counsel of the B. F. Saul Real Estate Investment Trust. Partner with Shaw Pittman LLP from 1985 to 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

References in this Compensation Discussion and Analysis to “we,” “our,” “ours” and “us” refers to Saul Centers, Inc.

Compensation Philosophy. Our goal is to design and administer a compensation program to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. Historically, the key elements of executive compensation have been base salary, annual bonuses and incentive stock options. The Compensation Committee reviews and approves our policies and practices regarding executive compensation, including (a) base salary levels, (b) annual bonuses, and (c) if applicable, long-term incentives, including awards of stock options. The Compensation Committee’s decisions regarding executive compensation are subjective and are based to a significant extent on the discretion and recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee does not attempt to establish a fixed numerical relationship between base salary, bonus and long-term incentives as components of overall compensation. We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program and this program is not based on any unique or preferential financial accounting or tax treatment.

Base Salary and Bonus Awards. As part of its review of base salary and bonus compensation, the Compensation Committee considers a variety of factors, including each individual’s tenure, level and scope of responsibility and performance, contribution to the achievement of our long-term goals, as well as factors relating to our overall performance and management’s recommendations regarding compensation. No one factor is given precedence in the Compensation Committee’s analysis, although the Compensation Committee does take into account the recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee also considers whether the executive officers spend a portion of their time managing other related entities.

Base salary determinations are made by the Compensation Committee annually and are effective as of May 1 of each year. In April 2008, the Compensation Committee approved base salary increases for the named executive officers ranging from 0.0% to 8.3% as provided below.

Name	Base Salary Beginning May 1, 2008	Base Salary (May 1, 2007 through April 30, 2008)	Percentage Change

B. Francis Saul II Chairman and Chief Executive Officer	$125,000	$125,000	0.0%

B. Francis Saul III President	520,000	480,000	8.3

Christopher H. Netter Senior Vice President Leasing	354,900	338,000	5.0

Scott V. Schneider Senior Vice President Chief Financial Officer	354,900	338,000	5.0

John F. Collich Senior Vice President Retail Development	315,000	300,000	5.0

Bonus determinations are made by the Compensation Committee annually and are typically awarded in December of each year. Bonus awards are typically calculated as a percentage of the employee’s base salary. Bonus awards are determined on the basis of the recommendation of the Chief Executive Officer and other subjective factors rather than the achievement by the executive officer of any pre-determined performance target. In November 2008, the Compensation Committee approved bonuses for the named executive officers ranging in amounts from 8% to 20% of the named executive officer’s base salary as provided below.

Name	Base Salary Beginning May 1, 2008	Bonus	Bonus as a Percentage of Base Salary
B. Francis Saul II	$125,000	$10,000	8.0%

B. Francis Saul III	520,000	104,000	20.0

Christopher H. Netter	354,900	53,235	15.0

Scott V. Schneider	354,900	53,235	15.0

John F. Collich	315,000	47,250	15.0

The base salary and bonus paid to the Chairman and Chief Executive Officer was less than the compensation paid to other executive officers because the Compensation Committee also considered that the Chairman and Chief Executive Officer devotes a portion of his time to managing other related entities. We believe that the current base salary levels and annual bonus awards of the Company’s officers take into account the unique talents and skills of its officers.

Stock Option Grants. While not a key element in compensation, the Compensation Committee believes that the prudent use of equity incentives aligns the interest of officers with those of stockholders and promotes long-term stockholder value. The 2004 Stock Plan provides for grants of nonqualified and incentive stock options to employees, including officers. The Compensation Committee administers the plan and determines the participants who receive stock option grants, the terms of the grants, the schedule for exercisability or nonforfeitability, and the time and conditions for expiration of the grants. The Compensation Committee will continue to look at the total compensation package for each officer, and the policies underlying the Company’s long-term compensation goals when granting awards under the plan. At present, the Board of Directors does not prescribe any stock ownership guidelines for our executive officers.

We do not time, nor have we ever timed, the grant of stock options in coordination with the release of material non-public information and we have never back-dated any awards of stock options. We expect that awards to executive officers in the future will be made at regularly scheduled Compensation Committee meetings. For corporate and accounting measurement purposes, the date of grant of an award to our executive officers under the 2004 Stock Plan is the date the Compensation Committee approves the award or such later date as the Compensation Committee specifies. In addition, the fair market value for an award is established as the closing price of the stock on the date of grant.

The Compensation Committee did not grant any stock options to officers of the Company during 2008.

Benefits and Other Perquisites. We provide benefits to our executive officers under the B. F. Saul Company Employees Profit Sharing Retirement Plan and the B. F. Saul Company Employees 401(k) Retirement Plan (the “Tax Qualified Plans”). Our executive officers are eligible to receive, on the same basis as other employees, employer matching contributions under the Tax Qualified Plans. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers. Additional information on these Company-funded retirement contributions can be found in footnote 3(b) of the Summary Compensation Table below. We also provide benefits to our executive officers under the B. F. Saul Company Supplemental Executive Retirement Plan (the “SERP”). The SERP, which is not available to all employees, allows the executive officers and other highly compensated employees to receive benefits they would have received under the Tax Qualified Plans, but for statutory limits. We do not sponsor a defined benefit pension plan for our executive officers or any other employees. Matching contributions under the Tax Qualified Plans and the SERP made to the named executive officers for the years ended December 31, 2008, 2007 and 2006 are shown in the “Other Compensation” column of the Summary Compensation Table below. Additional information on the SERP can be found in the Nonqualified Deferred Compensation Table below.

Our executive officers are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.

We do not consider perquisites to be a principal component of our executive officers’ compensation. We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who were serving as of December 31, 2008, (“named executive officers”) for, or with respect to, the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
					(1)		(2)	(3)
B. Francis Saul II Chairman and Chief Executive Officer	2008	$125,000	$10,000	—	—	—	$36,251	$88,239	$259,490
	2007	125,000	10,000	—	—	—	19,767	90,393	245,160
	2006	125,000	10,000	—	—	—	16,906	75,804	227,710

Scott V. Schneider Senior Vice President-Chief Financial Officer	2008	349,050	53,235	—	$49,656	—	12,859	37,559	502,359
	2007	329,346	50,700	—	48,693	—	6,227	36,225	471,191
	2006	305,038	46,950	—	31,988	—	4,688	33,719	422,383

B. Francis Saul III President	2008	506,154	104,000	—	132,415	—	50,476	95,064	888,109
	2007	462,692	96,000	—	129,849	—	24,734	94,131	807,406
	2006	412,692	86,000	—	85,300	—	18,803	75,942	678,737

Christopher H. Netter Senior Vice President-Leasing	2008	349,050	53,235	—	49,656	—	14,068	37,559	503,568
	2007	329,346	50,700	—	48,693	—	6,911	30,284	465,934
	2006	305,038	46,950	—	31,988	—	5,304	24,233	413,513

John F. Collich Senior Vice President-Retail Development	2008	309,808	47,250	—	49,656	—	8,556	34,024	449,294
	2007	291,346	45,000	—	48,693	—	4,096	32,781	421,916
	2006	266,346	41,250	—	31,988	—	3,067	31,056	373,707

(1) - The amounts in this column include the aggregate amount recognized for financial reporting purposes in accordance with FAS 123(R) for stock options that vested during 2008, 2007 and 2006. See note 10 to the consolidated financial statements in the Company's 2008 annual report to shareholders for the assumptions used in valuing the awards included in this column.

(2) - Earnings are calculated at the last day of each month and credited to each account with an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U.S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

(3) - The following table sets forth the components of “All Other Compensation” paid to the named executive officers for 2008, 2007 and 2006.

All Other Compensation

Name	Year	Director Compensation	Tax-Qualified Plan Contribution	SERP Contribution		Auto Allowance	Group Term Life Insurance	Total
		(a)	(b)	(c)
B. Francis Saul II	2008	$58,455	—	$8,100	(d)	—	$21,684	$88,239
	2007	60,609	—	8,100		—	21,684	90,393
	2006	46,020	—	8,100		—	21,684	75,804

Scott V. Schneider	2008	—	$13,800	10,337		$12,600	822	37,559
	2007	—	13,500	9,303		12,600	822	36,225
	2006	—	13,200	7,919		12,600	—	33,719

B. Francis Saul III	2008	58,455	—	36,609	(d)	—	—	95,064
	2007	60,609	—	33,522		—	—	94,131
	2006	46,020	—	29,922		—	—	75,942

Christopher H. Netter	2008	—	13,800	10,337		12,600	822	37,559
	2007	—	13,500	9,303		6,659	822	30,284
	2006	—	13,200	7,919		2,292	822	24,233

John F. Collich	2008	—	13,800	7,624		12,600	—	34,024
	2007	—	13,500	6,681		12,600	—	32,781
	2006	—	13,200	5,256		12,600	—	31,056

(a) - Director compensation for 2008, 2007 and 2006 includes fees earned of $27,200, $26,000 and $26,000, respectively, 200 share common stock award valued at $10,030, $10,834 and $8,070, respectively, and 2,500 non-qualified stock options each year valued at $8.49, $9.51 and $4.78 per option, respectively. The value of the stock and option awards represent the aggregate amount recognized for financial reporting purposes in accordance with FAS 123(R). See note 10 to the consolidated financial statements in the Company’s 2008 annual report to shareholders for the assumptions used to value the

(b) - Value of employer’s contribution for 2008, 2007 and 2006, calculated as three times the officer’s retirement plan contribution. Employer’s contribution is subject to a cap of 6% of eligible compensation up to $230,000, $225,000 and $220,000, respectively.

(c) - Value of employer’s contribution for 2008, 2007 and 2006, calculated as three times the officer’s retirement plan contribution. Employer’s contribution is subject to a cap of 6% of eligible compensation in excess of $230,000, $225,000 and $220,000, respectively.

(d) - Because Mr. Saul II and Mr. Saul III receive compensation from other affiliated companies, all Saul Centers retirement plan contributions are made to the SERP.

Grants of Plan-Based Awards

No grants of plan-based awards were awarded to named executive officers during 2008 for their service as executive officers of the Company. See “Corporate Governance – Compensation of Directors” for grants awarded to directors.

Outstanding Equity Awards

The following table sets forth certain information with respect to option awards outstanding as of December 31, 2008 for each of the named executive officers.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
B. Francis Saul II	4/26/2004	2,500	(1)	—	$25.78	4/25/2014
	5/6/2005	2,500	(1)	—	33.22	5/5/2015
	5/1/2006	2,500	(1)	—	40.35	4/30/2016
	4/27/2007	2,500	(1)	—	54.17	4/26/2017
	4/25/2008	2,500	(1)	—	50.15	4/24/2018

B. Francis Saul III	5/23/2003	80,000	(2)	—	$24.91	5/22/2013
	4/26/2004	40,000	(2)	—	25.78	4/25/2014
	4/26/2004	2,500	(1)	—	25.78	4/25/2014
	5/6/2005	30,000	(2)	10,000	33.22	5/5/2015
	5/6/2005	2,500	(1)	—	33.22	5/5/2015
	5/1/2006	2,500	(1)	—	40.35	4/30/2016
	4/27/2007	2,500	(1)	—	54.17	4/26/2017
	4/27/2007	10,000	(2)	30,000	54.17	4/26/2017
	4/25/2008	2,500	(1)	—	50.15	4/24/2018

Christopher H. Netter	5/23/2003	4,000	(2)	—	$24.91	5/22/2013
	4/26/2004	7,500	(2)	—	25.78	4/25/2014
	5/6/2005	11,250	(2)	3,750	33.22	5/5/2015
	4/27/2007	3,750	(2)	11,250	54.17	4/26/2017

Scott V. Schneider	5/23/2003	12,000	(2)	—	$24.91	5/22/2013
	4/26/2004	12,500	(2)	—	25.78	4/25/2014
	5/6/2005	11,250	(2)	3,750	33.22	5/5/2015
	4/27/2007	3,750	(2)	11,250	54.17	4/26/2017

John F. Collich	5/23/2003	15,078	(2)	—	$24.91	5/22/2013
	4/26/2004	7,500	(2)	—	25.78	4/25/2014
	5/6/2005	11,250	(2)	3,750	33.22	5/5/2015
	4/27/2007	3,750	(2)	11,250	54.17	4/26/2017

(1) - Director option awards vest immediately upon grant.

(2) - Executive officer option awards vest 25% on each anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised by the named executive officers during the year ended December 31, 2008.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
		(1)

B. Francis Saul II	—	$—		N / A	$—

B. Francis Saul III	—	$—		N / A	$—

Christopher H. Netter	3,500	$86,485	(2)	N / A	$—

Scott V. Schneider	11,000	$278,470	(3)	N / A	$—

John F. Collich	3,000	$77,850	(4)	N / A	$—

(1) - The amounts in this column represent the difference between the market value of the shares of common stock acquired on exercise of the options, based on the closing price of the common stock on the date of exercise and the option exercise price.

(2) - 3,500 shares, 2003 option grant with an exercise price of $24.91 per option.

(3) - 8,500 shares, 2003 option grant with an exercise price of $24.91 per option and 2,500 shares, 2004 option grant with an exercise price of $25.78 per option.

(4) - 3,000 shares, 2003 option grant with an exercise price of $24.91 per option.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders (1)	593,628	(2)	$34.72	486,250

Equity compensation plans not approved by security holders (2)	—	(3)	—	—

Total	593,628		$34.72	486,250

(1)	Consists entirely of common shares authorized for issuance under the Company’s 1993 Stock Option Plan and the Company’s 2004 Stock Plan, both of which were approved by stockholders.
(2)	Excludes 71,290 shares of Common Stock awarded upon the deferral of directors’ compensation fees under the Company’s 2004 Deferred Compensation Plan for Directors and 12,000 shares granted to directors (200 shares per director, annually, for the period 2004-2008). Such shares were awarded at the market value of the Common Stock on the day the deferred director’s fees were earned or shares were granted.
(3)	170,000 shares of Common Stock were awarded upon deferral of directors’ compensation fees under the Company’s prior Deferred Compensation and Stock Plan for Directors. Such shares were issued at the market value of the Common Stock on the day the deferred director’s fees were earned.

Nonqualified Deferred Compensation

The following table sets forth information concerning the participation by the named executive officers in the SERP during 2008. See “Compensation Discussion and Analysis—Benefits and Other Perquisites” on page 14 for a description of the SERP.

Name	Year	Executive Contributions in 2008	Saul Centers, Inc. Contributions in 2008	2008 Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2008
		(1)	(2)	(3) (4)

B. Francis Saul II	2008	$2,700	$8,100	$36,251	$—	$299,359

B. Francis Saul III	2008	12,203	36,609	50,476	—	431,518

Christopher H. Netter	2008	3,446	10,337	14,068	—	124,097

Scott V. Schneider	2008	3,446	10,337	12,859	—	114,326

John F. Collich	2008	2,541	7,624	8,556	—	77,270

(1) - Executives monthly contribute up to a maximum of 2% of eligible compensation.

(2) - Saul Centers’ monthly contribution is calculated as three times the executive officer’s retirement plan contribution.

(3) - Earnings are calculated at the last day of each month and credited to each account with an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U. S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

(4) - No amounts in the 2008 Earnings column represent salary or bonus that was reported in the summary compensation tables in prior years.

Executive Employment Contracts and Potential Payments upon Termination or Change in Control

The Company does not have employment or severance agreements with any of its executive officers. Therefore, the Company does not have a predetermined termination or change of control compensation plan in place for any of its named executive officers.

COMPENSATION COMMITTEE REPORT

The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2008 and the Company’s 2009 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee.

Members of the Compensation Committee
Gilbert M. Grosvenor, Chairman
Philip C. Jackson, Jr.

March 12, 2009

AUDIT COMMITTEE REPORT

The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal controls over financial reporting, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

Review and Discussion with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2008, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with the independent registered public accounting firm those items required by SAS 61, as amended, which includes among other things, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received a written disclosure and letter required by the Public Company Accounting Oversight Board from the independent registered public accounting firm regarding their independence, and has discussed the independent registered public accounting firms independence with them.

2008 and 2007 Independent Registered Public Accounting Firm Fee Summary. During years 2008 and 2007, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

	Year 2008	Year 2007
Audit Fees (1)	$486,000	$558,000
Audit Related & Consultation Fees (2)	5,800	6,000
Other	—	—

Total Fees	$491,800	$564,000

(1)	Audit fees include the audit fee, fees incurred for attestation relating to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.
(2)	Audit related fees consist of fees incurred for audits related to the acquisition of operating real estate properties, fees for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

The Audit Committee has determined that the provision of audit related services by Ernst & Young LLP during 2008 is compatible with maintaining Ernst & Young LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting firm. Consistent with SEC policies regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the categories of services listed in the table above.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Conclusion. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

General Paul X. Kelley, Committee Chairman
David B. Kay
Charles R. Longsworth
Patrick F. Noonan
James W. Symington

March 12, 2009

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

To the best of the Company’s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no persons were late in filing SEC Forms 3, 4 or 5 during the year ended December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 12, 2009, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company’s outstanding Common Stock, by each director and nominee, by each named executive officer and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.

For purposes of this table, “beneficially owned” includes securities redeemable or exercisable for Common Stock that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 12, 2009. As a result, the number of shares set forth below includes (i) the number of shares of Common Stock the person holds, (ii) the number of shares of Common Stock the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 12, 2009, (iii) fees deferred into shares of Common Stock by directors under the Directors Plan, and (iv) solely for Mr. Saul II, the number of shares of Common Stock Mr. Saul II, family members of Mr. Saul II, entities controlled by Mr. Saul II and other affiliates of Mr. Saul II (collectively, “The Saul Organization”), could receive on conversion of units of limited partnership interest in Saul Holdings Limited Partnership (the “Partnership”). In general, these units are convertible into shares of Common Stock on a one-for-one basis provided that, in accordance with the Company’s Articles of Incorporation, the rights may not be exercised at any time that The Saul Organization beneficially owns, directly or indirectly, in the aggregate more than 39.9% of the value of the Company’s outstanding Common Stock and preferred stock (the “Ownership Limit”).

Name of Beneficial Owner (1)	Aggregate Number of Shares Beneficially Owned (2)		Percent of Class (2)
B. Francis Saul II	10,326,080	(3)	44.7%

B. Francis Saul III	224,634	(4)	1.3%

Philip D. Caraci	164,068	(5)	0.9%

John E. Chapoton	18,835	(6)	0.1%

Gilbert M. Grosvenor	46,636	(7)	0.3%

Philip C. Jackson Jr	79,088	(8)	0.4%

David B. Kay	23,121	(9)	0.1%

General Paul X. Kelley	42,954	(10)	0.2%

Charles R. Longsworth	48,267	(11)	0.3%

Patrick F. Noonan	53,314	(12)	0.3%

Mark Sullivan III	13,873	(13)	0.1%

James W. Symington	24,139	(14)	0.1%

John R. Whitmore	44,515	(15)	0.3%

Scott V. Schneider	56,042	(16)	0.3%

Christopher H. Netter	34,468	(17)	0.2%

John F. Collich	53,738	(18)	0.3%

The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	1,066,666	(19)	6.0%

Wellington Management Company, LLP 75 State Street, Boston, MA 02109	978,665	(20)	5.5%

All directors and officers as a group (19 persons)	11,300,610	(21)	47.5%

(1)	Except as otherwise indicated, the address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, MD 20814-6522.
(2)	Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. (See page 11, Deferred Compensation Plan).
(3)	Includes 3,550,491 shares owned by the B. F. Saul Real Estate Investment Trust, 297,145 shares owned by Dearborn LLC, 659 shares owned by Avenel Executive Park, Phase II, LLC, 267,009 shares owned by B. F. Saul Property Co., 225,331 shares owned by the B. F. Saul Company, 403,726 shares owned by Westminster Investing Corporation, 35,062 shares owned by Van Ness Square Corporation, 23,014 shares owned by various family trusts for which Mr. Saul II is either the sole trustee or sole custodian for a child, and 75,619 shares owned by Mr. Saul II’s spouse. Mr. Saul II disclaims beneficial ownership of 75,619 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Includes 12,500 shares subject to currently exercisable options held by Mr. Saul II. Excludes 1,441,630 shares owned by the B. F. Saul Company Employees’ Profit Sharing Retirement Trust, (the “Employee Trust”). Mr. Saul II is one of four Trustees for the Employee Trust and has an interest in the Employee Trust as one of the participating employees. Includes all 5,416,415 units of the Partnership owned by B. F. Saul Real Estate Investment Trust, Dearborn LLC, B. F. Saul Property Company, Van Ness Square Corporation, Westminster Investing Corporation, and Avenel Executive Park Phase II, LLC.
(4)	Includes 192,500 shares subject to currently exercisable options held by Mr. Saul III.
(5)	Includes 28,202 shares owned by Mr. Caraci’s spouse. Mr. Caraci disclaims beneficial ownership of 28,202 shares owned by his spouse. Includes 7,500 shares subject to currently exercisable options held by Mr. Caraci. Excludes 2,000 depositary shares each representing 1/100 of a share of 9% Series B Cumulative Redeemable Preferred Stock, representing less than 1.0% of the depositary shares issued and outstanding.
(6)	Includes 12,500 shares subject to currently exercisable options held by Mr. Chapoton.
(7)	Includes 12,500 shares subject to currently exercisable options held by Mr. Grosvenor.
(8)	Includes 12,500 shares subject to currently exercisable options held by Mr. Jackson. Includes 2,800 shares owned by Mr. Jackson’s spouse. Mr. Jackson disclaims beneficial ownership of 2,800 shares owned by his spouse.
(9)	Includes 12,500 shares subject to currently exercisable options held by Mr. Kay.
(10)	Includes 12,500 shares subject to currently exercisable options held by General Kelley.
(11)	Includes 11,300 shares subject to currently exercisable options held by Mr. Longsworth. Excludes 1,000 depositary shares each representing 1/100 of a share of 9% Series B Cumulative Redeemable Preferred Stock owned by Mr Longsworth’s spouse, representing less than 1.0% of the depositary shares issued and outstanding. Mr. Longsworth disclaims beneficial ownership of 1,000 depositary shares owned by his spouse.
(12)	Includes 12,500 shares subject to currently exercisable options held by Mr. Noonan. Includes 6,016 shares owned by Mr. Noonan’s spouse. Mr. Noonan disclaims beneficial ownership of 6,016 shares owned by his spouse. Excludes 10,000 depositary shares each representing 1/100 of a share of 9% Series B Cumulative Redeemable Preferred Stock owned by Mr Noonan and 10,000 shares owned by Mr. Noonan’s spouse, in total, representing less than 1.0% of the depositary shares issued and outstanding. Mr. Noonan disclaims beneficial ownership of 10,000 depositary shares owned by his spouse.
(13)	Includes 2,500 shares held by a trust of which Mr. Sullivan is a co-trustee. The beneficiaries of this trust are Mr. Sullivan’s brother and his brother’s children. Mr. Sullivan disclaims beneficial ownership of the 2,500 shares held by this trust.
(14)	Includes 10,000 shares subject to currently exercisable options held by Mr. Symington.
(15)	Includes 12,500 shares subject to currently exercisable options held by Mr. Whitmore.
(16)	Includes 47,000 shares subject to currently exercisable options and 1,645 shares owned by Mr. Schneider’s children. Excludes 2,500 depositary shares each representing 1/100 of a share of 9% Series B Cumulative Redeemable Preferred Stock, representing less than 1.0% of the depositary shares issued and outstanding.

(17)	Includes 329 shares owned by Mr. Netter’s spouse. Mr. Netter disclaims beneficial ownership of the 329 shares owned by his spouse. Includes 34,000 shares subject to currently exercisable options.
(18)	Includes 1,340 shares owned by Mr. Collich’s spouse. Mr. Collich disclaims beneficial ownership of the 1,340 shares owned by his spouse. Includes 45,078 shares subject to currently exercisable options held by Mr. Collich. Excludes 380 depositary shares each representing 1/100 of a share of 8% Series A Cumulative Redeemable Preferred Stock owned by Mr Collich’s spouse, representing less than 1.0% of the depositary shares issued and outstanding. Mr. Collich disclaims beneficial ownership of 380 depositary shares owned by his spouse.
(19)	This information is based on a Schedule 13G filed with the SEC on February 13, 2009 in which it was reported that The Vanguard Group, Inc. had sole power to vote or direct the voting of 13, 816 shares, and sole power to dispose or to direct the disposition of 1,066,666 shares.
(20)	This information is based on a Schedule 13G/A filed with the SEC on February 17, 2009 in which it was reported that Wellington Management Company, LLP, in its capacity as an investment adviser, had shared power to vote or direct the voting of 740,820 shares, and the shared power to dispose or to direct the disposition of 961,165 shares. According to this Schedule 13G/A filing, these shares are owned of record by clients of Wellington Management Company, LLP, and those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares.
(21)	Excludes 3,980 depositary shares, each representing 1/100 of a share of 8% Series A Cumulative Redeemable Preferred Stock, and 30,100 depositary shares, each representing 1/100 of a shares of 9% Series B Cumulative Redeemable Preferred Stock, each of which totals represents less than 1% of the applicable class of depositary shares outstanding.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Certain relationships existing between (i) the Company and its subsidiaries, including the Partnership and two subsidiary limited partnerships (the “Subsidiary Partnerships”, and collectively with the Partnership, the “Partnerships”), and (ii) The Saul Organization are discussed below. Except as discussed below, the Company does not have any written policies or procedures for the review, approval or ratification of transactions with related persons.

Management of the Current Portfolio Properties. The Company and its subsidiaries entered into a Shared Services Agreement with The Saul Organization that provides for the sharing of certain personnel and ancillary functions, such as computer hardware, software and support services, payroll services, benefits administration, in-house legal services and other direct and indirect administrative personnel. The method of determining the cost of the shared services is provided in the Shared Services Agreement and, depending on the service, is based upon head count, estimates of usage or estimates of time incurred, as applicable. The Saul Organization also subleases office space to the Company (see below for description of terms of corporate headquarters lease). The terms of all sharing arrangements, including payments related thereto, are deemed reasonable by management and are approved annually by the Audit Committee of the Company, which consists entirely of independent directors under the Company’s Articles and NYSE rules. Billings by The Saul Organization for the Company’s share of these ancillary costs and expenses, which included $813,000 of rental payments for the Company’s headquarters lease, for the year ended December 31, 2008 totaled $5,188,000. At December 31, 2008, $324,000 was owed to The Saul Organization. Although the Company believes that the amounts allocated to it for such shared services represent a fair allocation between it and The Saul Organization, the Company has not obtained a third party appraisal of the value of these services.

Related Party Rents. Chevy Chase Bank leases space in 20 of the properties owned by the Company and its subsidiaries. The total rental income from Chevy Chase Bank from January 1, 2008 through December 31, 2008 was $3,458,000. Although the Company believes that these leases have comparable terms to leases it has entered into with third-party tenants, the terms of these leases were not set as a result of arm’s-length negotiation. The terms of any lease with Chevy Chase Bank are approved in advance by the Audit Committee, which is comprised solely of independent directors.

Sale of Chevy Chase Bank. On December 4, 2008, Capital One Financial Corporation (“Capital One”) and the shareholders of Chevy Chase Bank (the “Shareholders”) announced they had signed a Stock Purchase Agreement, dated as of December 3, 2008, pursuant to which the Shareholders agreed to sell all of the outstanding shares of common stock of Chevy Chase bank to Capital One, less certain excluded assets. After all regulatory approvals were received the transaction closed on February 28, 2009. The Saul Organization has no ongoing management or financial involvement with Capital One and Capital One is not affiliated with the Saul Organization in any way, therefore, any transactions with Chevy Chase and/or Capital One will not be considered a related party transaction as of the closing date of the sale.

The Company’s corporate headquarters lease commenced in March 2002. The Company’s corporate headquarters lease is leased by a member of The Saul Organization. The 10-year lease provides for base rent escalated at 3% per year, with payment of a pro-rata share of operating expenses over a base year amount. The Company and The Saul Organization entered into a Shared Services Agreement whereby each party pays an allocation of total rental payments on a percentage proportionate to the number of employees employed by each party. The Company’s rent payment for the year ended December 31, 2008 was $813,000. Although the Company believes that this lease has comparable terms to what would have been obtained from a third party landlord, it did not seek bid proposals from any independent third parties when entering into its new corporate headquarters lease.

Management Personnel. The Company’s Chief Executive Officer, President, Vice President-Chief Accounting Officer and Senior Vice President-General Counsel are also officers of various members of The Saul Organization. Although the Company believes that these officers spend sufficient management time to meet their responsibilities as its officers, the amount of management time devoted to the Company will depend on its specific circumstances at any given point in time. As a result, in a given period, these officers may spend less than a majority of their management time on the Company’s matters. Over extended periods of time, the Company believes that its Chief Executive Officer and Senior Vice President – General Counsel will spend less than a majority of his management time on Company matters, while the President and Vice President – Chief Accounting Officer may or may not spend less than a majority of their management time on the Company’s matters.

Exclusivity and Right of First Refusal Agreements. The Company will acquire, develop, own and manage shopping center properties and will own and manage other commercial properties subject to certain exclusivity agreements and rights of first refusal to which it is a party. The Saul Organization will continue to develop, acquire, own and manage commercial properties and own land suitable for development as, among other things, shopping centers and other commercial properties. The agreement relating to exclusivity and the right of first refusal between the Company and The Saul Organization (other than Chevy Chase Bank, F.S.B.) (the “Exclusivity and Right of First Refusal Agreement”) generally requires The Saul Organization to conduct its shopping center business exclusively through the Company and to grant the Company a right of first refusal to purchase commercial properties and development sites in certain market areas that become available to The Saul Organization. The Saul Organization has granted the right of first refusal to the Company, acting through the Company’s independent directors, in order to minimize potential conflicts with respect to commercial properties and development sites. The Company and The Saul Organization have entered into this agreement in order to minimize conflicts with respect to shopping centers and certain of the Company’s commercial properties.

Reimbursement Agreement. Pursuant to a reimbursement agreement among the partners in the Partnerships, The Saul Organization and those of its subsidiaries that are partners in the Partnerships have agreed to reimburse the Company and the other partners in the event the Partnerships fail to make payments with respect to certain portions of the Partnerships’ debt obligations and the Company or any such other partners personally make payments with respect to such debt obligations. As of December 31, 2008, the maximum potential obligation of The Saul Organization and its subsidiaries under the agreement was $144,108,000. The Company believes that the Partnerships will be able to make all payments due with respect to their debt obligations.

Real Estate Purchases and Sales. From time to time, the Company may purchase from, or sell property to, members of The Saul Organization. In these instances, each party obtains independent third party appraisals of the property and the transactions are approved in advance by the Audit Committee, which is comprised solely of independent directors.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

It is presently contemplated that the 2010 annual meeting of stockholders will be held in mid-April 2010. Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2010, including a proposal relating to director nominations, must be received at the Company’s office at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, no later than November 25, 2009.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of the Company’s Bylaws, which are described under the section captioned “Board of Directors – Corporate Governance – Nominating and Corporate Governance Committee - Selection of Director Nominees.” As a result, assuming that our 2010 annual meeting of stockholders is held within 30 days of the anniversary of the Company’s 2009 annual meeting of stockholders, the Company must receive any proposals for consideration at the 2010 annual meeting of stockholders no earlier than January 24, 2010 and no later than February 23, 2010. In addition, the form of proxy that the Board of Directors will solicit in connection with the Company’s 2010 annual meeting of stockholders will confer discretionary authority to vote on any proposal received between November 25, 2009 and January 24, 2010, or after February 23, 2010.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2008 accompanies this Proxy Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company makes available free of charge on its internet website, www.saulcenters.com, this 2009 Proxy Statement and the 2008 Annual Report to Stockholders, as well as its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after the reports are electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on the Company’s internet website is not part of this proxy statement.

By order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 25, 2009

Bethesda, Maryland

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-6522

The Annual Meeting of Shareholders

will be held at 11:00 a.m., local time,

on April 24, 2009, at the

Hyatt Regency Bethesda,

One Bethesda Metro Center,

Bethesda, MD

(at the southwest corner of

the Wisconsin Avenue and

Old Georgetown Road

intersection, adjacent to the Bethesda

Metro Stop on the Metro Red Line.)

SAUL CENTERS, INC.

A Proxy for Annual Meeting of Stockholders

April 24, 2009

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints B. Francis Saul II and B. Francis Saul III, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the “Company”) which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on

April 24, 2009 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 25, 2009, a copy of which has been received by the undersigned as follows:

This Proxy will be voted as directed or, if no directions

given, will be voted “for” the matters stated.

(Continued, and to be marked, dated and signed, on the other side)

PROXY

This Proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” the proposals. This Proxy is solicited on behalf of the Board of Directors.

Please mark your votes like this X

1.	Election of four directors to serve until the annual meeting of stockholders in 2012:

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

1 – Philip D. Caraci	2 – Gilbert M. Grosvenor
3 – Philip C. Jackson, Jr.	4 – David B. Kay
5 – Mark Sullivan III

☐ FOR	☐ WITHHOLD AUTHORITY

2.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.